                                MK GOLD COMPANY
                 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS




                      Effective Date:  December 17, 1993




                           Restated on July 14, 1994
                          To Include Amendment No. 1

                         Restated on December 29, 1995
                          To Include Amendment No. 2

                          Restated on August 14, 2000
                          To Include Amendment No. 3

                                MK GOLD COMPANY
                 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                               Table of Contents


ARTICLE 1 - PURPOSE.....................................................  1

ARTICLE 2 - DEFINITIONS.................................................  1
     2.1       Board....................................................  1
     2.2       Cause....................................................  1
     2.3       Code.....................................................  1
     2.4       Committee................................................  1
     2.5       Common Stock.............................................  1
     2.6       Company..................................................  1
     2.7       Effective Date...........................................  1
     2.8       Fair Market Value........................................  1
     2.9       Non-Employee Director....................................  1
     2.10      Option...................................................  1
     2.11      Participant..............................................  1
     2.12      Plan.....................................................  2
     2.13      Subsidiary...............................................  2

ARTICLE 3 - ADMINISTRATION..............................................  2

ARTICLE 4 - ELIGIBILITY.................................................  2

ARTICLE 5 - SHARES SUBJECT TO PLAN......................................  2

ARTICLE 6 - GRANT OF OPTION.............................................  2

ARTICLE 7 - TERMS AND CONDITIONS OF OPTIONS.............................  2
     7.1       Price per Share..........................................  2
     7.2       Term and Exercise of Option..............................  3
     7.3       Exercise of Option.......................................  3
     7.4       Non-Transferability of Options...........................  3

ARTICLE 8 - EFFECT OF CERTAIN CHANGES...................................  3
     8.1       Anti-Dilution............................................  3
     8.2       Sale of Assets, Merger or Dissolution....................  4

ARTICLE 9 - AMENDMENT AND TERMINATION...................................  4

ARTICLE 10 - COMPLIANCE WITH GOVERNMENT REGULATIONS.....................  4

ARTICLE 11 - NOTICE.....................................................  4

ARTICLE 12 - TERM OF PLAN...............................................  5

ARTICLE 13 - EFFECTIVE DATE.............................................  5

                                MK GOLD COMPANY
                 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

ARTICLE 1- PURPOSE

The purpose of this Plan is to encourage the highest level of performance from those members of the Board who are not employees of the Company by granting such directors discounted options to purchase the Company's common stock. Ownership of such stock provides non-employee directors with a proprietary interest in the Company's success and increases their identification with the interests of the Company's stockholders.

ARTICLE 2 - DEFINITIONS

The following words shall have the meaning set forth in this Article, unless a different meaning is clearly required by the context in which they appear. Whenever appropriate, words used in the singular shall be deemed to include the plural and vice versa, and the masculine gender shall be deemed to include the feminine gender.

2.1  Board shall mean the Board of Directors of the Company.

2.2 Cause shall mean a Non-Employee Director's (i) willful engagement in conduct materially injurious to the Company, (ii) commission of an act of fraud or embezzlement against the Company or any Subsidiary, or (iii) conviction for any felony involving moral turpitude. For purposes of clause
     (i) of this definition, no act, or failure to act on the director's part shall be deemed "willful" unless done, or omitted to be done, by the director not in good faith and without reasonable belief that the director's act, or failure to act, was in the best interests of the Company.

2.3 Code shall mean the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.4  Committee shall mean the Executive Committee of the Board.

2.5  Common Stock shall mean the $.01 par value common stock of the Company.

2.6  Company shall mean MK Gold Company, a Delaware corporation.

2.7  Effective Date shall mean December 17, 1993.

2.8 Fair Market Value shall mean the average of the highest and lowest quoted selling prices per share of the Common Stock reported on the NASDAQ on the pertinent date, or, if no sales are reported on that date, on the next preceding date on which such sales are reported.

2.9 Non-Employee Director is a member of the Board who is neither an employee of the Company or any of its Subsidiaries.

2.10 Option shall mean an Option granted under this Plan.

2.11 Participant shall mean any Non-Employee Director who participates in the Plan.

2.12 Plan shall mean the MK Gold Company Stock Option Plan for Non-Employee Directors as set forth herein and as amended from time to time.

2.13 Subsidiary shall mean any corporation that at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in Section 425(f) of the Code, as that section may be amended from time to time.

ARTICLE 3 - ADMINISTRATION

The Committee shall interpret and administer the Plan. The interpretation and construction by the Committee of any provision of this Plan shall be final and binding on all persons interested in the Plan. No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan. The Plan an all action taken under it shall be governed, as to construction and administration, by the law of the State of Delaware.

ARTICLE 4 - ELIGIBILITY

Each Non-Employee Director shall be eligible to be a Participant in the Plan.

ARTICLE 5 - SHARES SUBJECT TO PLAN

The total number of shares of Common Stock with respect to which Options may be granted hereunder shall be one hundred eighty thousand (180,000) (subject to adjustment as provided in this Article 5 and Article 8.1). The shares of Common Stock issued upon exercise of an Option shall be from authorized but unissued Common Stock or from any outstanding Common Stock which has been reacquired by the Company. In the event that an Option terminates for any reason, without having been exercised in full, the unpurchased shares of Common Stock subject to that Option shall again be available for grant under this Plan.

ARTICLE 6 - GRANT OF OPTION

On the Effective Date, each current Non-Employee Director may be granted, at the discretion of the Committee, an Option to purchase 30,000 shares of Common Stock. In addition, each Non-Employee Director who is elected to the Board after the Effective Date (except an incumbent director) may be granted upon his election, at the discretion of the Committee, an Option to purchase 30,000 shares of Common Stock. All such Options shall be subject to the terms and conditions set forth in this Plan.

ARTICLE 7 - TERMS AND CONDITIONS OF OPTIONS

All Options granted under the Plan shall be evidenced by an Option Agreement which shall be in such form as the Committee may determine and shall be executed on behalf of the Company by an officer of the Company. Each such Option agreement shall be subject to the terms and conditions of the Plan and shall provide in substance as follows:

7.1  Price per Share

The purchase price per share for the shares covered by the Option shall be equal to fifty percent (50%) of the Fair Market Value of the Common Stock on the date of grant.

7.2  Term and Exercise of Option

All options granted hereunder shall vest over a three (3) year period in annual increments of one-third (1/3rd) on each anniversary of the date of grant; provided that, if a Participant ceases to be a Non-Employee Director for any reason (other than termination of directorship for "Cause"), all vested Options then held by such Participant shall be exercisable thereafter for a period of three (3) years and all unvested Options shall terminate thirty (30) days after such person ceases to be a Non-Employee Director. If a Participant's directorship is terminated for Cause, all vested Options then held by such participant shall be exercisable thereafter for a period of thirty (30) days and all unvested Options shall automatically terminate on the date of termination as a director.

7.3  Exercise of Option

Each Option Agreement shall provide that the Option evidenced thereby shall be exercised by delivering a written notice of exercise to the Company. Each such notice shall state the number of whole shares of Common Stock with respect to which the Option is being exercised and shall be signed by the Participant. In the event the Option is being exercised by any person other than the Participant, the notice shall be accompanied by proof, satisfactory to counsel for the Company, of the right of such person to exercise the Option. Each notice shall also be accompanied by (i) cash payment to the Company of the full amount of the purchase price for the shares being purchased, (ii) shares of Common Stock previously held by the Participant for more than six (6) months with a Fair Market Value equal to the full amount of the purchase price for the shares being purchased, or (iii) by a combination of cash and Common Stock as described in (i) and (ii) above.

The date of exercise of an Option shall be the date on which written notice of exercise shall have been received by the Company, but the exercise of an Option shall not be effective until the person exercising the Option shall have complied with all the provisions of the Option Agreement governing the exercise of the Option subject to Article 10. The Company shall thereafter deliver as soon as possible certificates for the shares of the Common Stock with respect to which the Option has been exercised.

7.4  Non-Transferability of Options

Each Option Agreement shall provide that the Option evidenced thereby is non-transferable and non-assignable by the Participant other than by will or the laws of descent and distribution and during the lifetime of the Participant such Option may be exercised only by the Participant or such Participant's legal representative.

ARTICLE 8 - EFFECT OF CERTAIN CHANGES

8.1  Anti-Dilution

The aggregate number of shares of Common Stock with respect to which Options may be granted hereunder, the number of shares of Common Stock subject to each outstanding Option, and the price per share for each such Option, may all be appropriately adjusted, as the Committee may determine, for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares whether through reorganization, payment of a share dividend or other increase in the number of such shares outstanding, without payment of consideration to the Company, provided, however, that any fractional shares resulting from any such adjustment shall be eliminated by rounding down to the closest number of whole shares; provided further, that no such adjustment shall be made if the change in the number of outstanding shares results from a contribution, directly or indirectly, of Common Stock by the Company to any Company employee benefit plan.

8.2  Sale of Assets, Merger or Dissolution

Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more legal entities as a result of which the Company is not the surviving entity, or upon a sale of substantially all the property of the Company to another corporation, all unexercised Options under the Plan shall become exercisable in full immediately before the consummation of such transaction, and to the extent any Option is not exercised prior to the consummation of such transaction, such Option shall automatically terminate upon the consummation of such transaction; provided, however, that with respect to the merger of the Company into its wholly-owned subsidiary, New MK Gold Company, a Delaware corporation ("Newco"), unexercised options under the Plan shall not accelerate or terminate, and Newco shall assume all of the Company's obligations under the Plan. In all other cases, the Company shall use its best efforts, consistent with any applicable legal restrictions, to give all Participants at least fifteen (15) days advance notice of such a transaction.

ARTICLE 9 - AMENDMENT AND TERMINATION

The Board shall have the right to amend, suspend or terminate this Plan at any time, provided that unless first approved by the stockholders of the Company, no amendment shall be made to the Plan which: (i) would cause Rule 16b-3 of the Securities Exchange Act of 1934 to become inapplicable to the Plan, (ii) materially modifies the eligibility requirements of Article 4, (iii) increases the total number of shares of Common Stock which may be issued under the Plan,
(iv) reduces the purchase price of shares under the Plan, (v) extends the term of the Plan, (vi) extends the term of any Option granted under the Plan, or
(vii) otherwise materially increases the benefits of the Plan to Participants. No amendment shall impair the rights of a Participant under any outstanding Option, without the Participant's consent.

ARTICLE 10 - COMPLIANCE WITH GOVERNMENT REGULATIONS

The granting of Options under this Plan and the issuance or transfer of shares of Common Stock under Options are subject to compliance with all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency which the Company determines to be necessary or advisable in connection therewith. In connection with any shares of Common Stock issued pursuant to the exercise of Options, the person acquiring such shares shall, if requested by the Company, give assurances satisfactory to the Company in respect of such matters as the Company may deem necessary or advisable to assure compliance with all applicable legal requirements. The Company shall not be required to deliver any shares of Common Stock under the Plan or any Option prior to (i) the admission of such shares to listing on any stock exchange on which Common Stock may then be listed, and (ii) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulations, as the Company shall determine to be necessary or advisable.

ARTICLE 11 - NOTICE

Any notice to the Company required or permitted under this Plan shall be in writing and shall either be delivered in person or sent by registered or certified mail, return receipt requested, postage prepaid, to the Company at the following address or such other address as may be specified from time to time:

     MK Gold Company
     60 East South Temple
     Suite 2100
     Salt Lake City, Utah 84111
     Attention:  Corporate Secretary

ARTICLE 12 - TERM OF PLAN

The Plan shall terminate ten years after the date upon which it is approved by the stockholders of the Company or on such earlier date as may be determined by the Board. No Options may be granted after termination of the Plan. All unexpired Options shall continue in force after termination of the Plan until they lapse or are exercised as provided herein.

ARTICLE 13 - EFFECTIVE DATE

This Plan shall be effective as specified by the Company's Board of Directors and upon approval by the affirmative vote of the holders of majority of the shares of the Company's Common Stock.